UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Kellanova

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

Dear Plan Participant,

If you are a participant in a Kellanova defined contribution plan and have investments in the Kellanova Stock Fund, the proxy voting materials sent to you on or around September 26, 2024, allow you to provide direction to Northern Trust Company, the trustee for the plans, on how to vote your interests. Please follow the directions in the proxy voting materials, or the directions in any related email you may receive, if you wish to provide such directions. Your direction must be received by October 29, 2024 in order for your direction to be followed. If you do not provide your direction by such deadline, the Kellanova shares attributable to your investment in the plan will be voted in proportion to responses received from other benefit plan participants. Your voting directions will be held in strictest confidence. To assure the confidentiality of your voting directions, Broadridge Financial Solutions, Inc. (the “tabulator”) will tabulate 401(k) Plan participant voting directions and provide the results directly to Northern Trust Company. The tabulator, its affiliates and its agents will not make the results of your individual direction available to Kellanova, Mars, Incorporated (“Mars”) or any of their respective officers, employees or agents, in a manner that will allow Kellanova or Mars to identify you.

Additional Information about the Proposed Merger and Where to Find It

Kellanova (the “Company”) has filed a definitive proxy statement and a form of proxy card with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the special meeting of the Company’s stockholders (the “Definitive Proxy Statement”). Any vote in respect of resolutions to be proposed at the Company’s stockholder meeting to approve the merger or other responses in relation to the merger should be made only on the basis of the information contained in the Definitive Proxy Statement. Beginning on September 26, 2024, stockholders were mailed the Definitive Proxy Statement. Investors may obtain free copies of the Definitive Proxy Statement and other documents filed by the Company with the SEC at http://www.sec.gov, the SEC’s website, from the Company’s website (https://investor.Kellanova.com), or by directing a request to Investor Relations at https://investor. Kellanova.com.

THE COMPANY URGES INVESTORS TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER MATERIALS FILED WITH THE SEC OR INCORPORATED BY REFERENCE INTO THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE MERGER.

Participants in the Solicitation

The Company, its directors and certain of its officers and employees, may be deemed to be participants in the solicitation of proxies from Company stockholders in connection with the merger. Information about the Company’s directors and executive officers is set forth under the captions “Proposal 1—The Merger—Interests of Kellanova’s Directors and Officers” and “Certain Beneficial Owners of Common Stock—Officer and Director Stock Ownership” sections of the Definitive Proxy Statement filed with the SEC on September 26, 2024 , under the captions “Proposal 1—Election of Directors,” “Corporate Governance,” “Board and Committee Membership,” “2023 Director Compensation and Benefits,” “Directors’ Compensation Table,” “Compensation and Talent Management Committee Report—Compensation Discussion and Analysis,” “Executive Compensation,” “Retirement and Non-Qualified Defined Contribution and Deferred Compensation Plans,” “Potential Post-Employment Payments,” “Pay versus Performance,” “CEO Pay Ratio” and “Stock Ownership—Officer and Director Stock Ownership” sections of the definitive proxy statement for the Company’s 2024 annual meeting of shareowners, filed with the SEC on March 4, 2024, under the caption “Executive Officers” of Item 1 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2023, filed with the SEC on February 20, 2024, in the Company’s Current Reports on Form 8-K filed with the SEC on January 12, 2024, February 22, 2024, and May 1, 2024 and in the Company’s January 12, 2024 press release found on its Investor Relations page at https://investor.Kellanova.com, relating to the appointment of President Kellanova North America and President, Kellanova Latin America. Additional information regarding ownership of the Company’s securities by its directors and executive officers is included in such persons’ SEC filings on Forms 3 and 4. These documents may be obtained free of charge at the SEC’s web site at www.sec.gov and on the Investor Relations page of the Company’s website located at https://investor.Kellanova.com.